Exhibit 99.2

Q3 2014 Conference Call October 29, 2014

Safe Harbor To the extent that this presentation discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made.   These items include the risk factors discussed in the Business Description and Management's Discussion and Analysis sections of Veeco's Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

John Peeler Chairman & CEO Introduction

Third Quarter 2014 Highlights Orders improve 3% to $107M Cash and Short Term Investments  $487M  Revenue at $93M Fourth sequential quarter with a positive book-to-bill ratio Track record of solid cash management continues Increase in MOCVD offset by declines in MBE and Data Storage

Sam Maheshwari, CFO Financial Highlights

P&L Highlights ($M) Q3 13 Q4 13 Q1 14 Q2 14 Q3 14 Revenue 99 73 91 95 93 Gross Profit 30 16 34 31 33% 31% 21% 37% 32% 35% SG&A 19 26 21 22 22 R&D 19 21 20 21 20 OPEX* 38 46 41 43 42% 38% 63% 45% 45% 45% Adjusted EBITDA (2) (23) 0 (4) (2)   %  -2% -32% 0% -4% -2% GAAP EPS ($0.16) ($0.57) $0.48** (0.39) ($0.35) Non-GAAP EPS ($0.08) ($0.42) ($0.06) (0.16) ($0.02) *Excludes amortization, restructuring and asset impairment.  **Q1 2014 GAAP results include $29M gain resulting from reversal of Synos acquisition related contingency accruals  See financial tables for further details. Synos Purchase 10/1/13

Q3 2014 Bookings and Revenue Highlights and Trends Q3 13 Q4 13 Q1 14 Q2 14 Q3 14 LED & Solar 75 57 71 77 77 MOCVD 68 50 64 67 71 MBE 7 6 7 10 6 ALD NA 1 0 0 0 Data Storage 24 16 20 18 16 Total 99 73 91 95 93 Total  Bookings:  $107M Revenue Data Storage ~$14M LED & Solar ~$93M Total  Revenue:  $93M Bookings Data Storage ~$16M LED & Solar ~$77M Q3 13 Q4 13 Q1 14 Q2 14 Q314 LED & Solar 73 63 88 81 93 MOCVD 66 52 83 75 81 MBE 7 11 5 6 9 ALD NA 0 0 0 3 Data Storage 18 22 15 23 14 Total 91 85 103 104 107

Balance Sheet Highlights Track Record of Solid Cash Management Continues ($M) Q3 13 Q4 13 Q1 14 Q2 14 Q3 14 Cash & Short-term Investments 573 495 483 485 487 Accounts Receivable 38 24 51 58 62 Inventory 58 60 52 48 47 Accounts Payable 28 36 28 28 26 ($M) Q3 13 Q4 13 Q1 14 Q2 14 Q3 14 DSO 34 29 50 55 59 DOI  76 95 83 69 70 DPO  37 57 45 39 39 Synos Purchase 10/1/13

Q4 2014 Guidance                                                                       Q4 2014 Orders Higher than Q3 2014 Revenue $107.5M +/- $7.5M Gross Margins 35% +/- 1% OPEX* $41M +/- $1M GAAP EPS $(0.19) +/- $0.06 Adjusted EBITDA $4.2M +/- $2.5M  Non-GAAP EPS $0.03 +/- $0.06 Orders on Track to Grow in 2H 2014 Compared with 1H 2014 *Excludes Amortization, Restructuring and Asset Impairment

Business Update and Outlook

Trends favoring LED: Sources: DisplaySearch, IHS Research, Digitimes Forecast Reports iPhone shipments 200M  by 2015 UHD TV sales expected to double to 32M in 2015  from 13.5M in 201414% of TV market by 2015  Apple iPhone 6 and 6+   Larger screens = more LEDs Wearables gain traction Unit shipments to grow from 54M in 2014 to 800M in 2023 LED backlighting currently featured in certain devices  Utilization rates remain high overall, adjusting for seasonality

Asian LED Customers Benefitting from Growth  in Mid-Power Chips Price vs. Performance Advantage for Taiwan  & China LED Chip Makers Source LEDInside  Mid-Power Forecasted to be 50% of LED Lighting by 2018

EPIK700: Highest Productivity and Lowest Cost of Ownership MOCVD System Highest productivity platform with up to 20% improved CoO compared to previous generations Designed for best-in-class uniformity which provides greater wafer yield Fastest to production with easy process transfer Most efficient capital investment for maximum profitability  EPIK700 Surpasses Competition: More Good LEDs for Less Money

EPIK700 Roll-Out Status In Production at Beta Customers Demo Lab Active Currently Plan to Ship Multiple EPIK700s before end of 2014 In Commercial Discussions with many Customers “EPIK’s performance, reliability and production readiness, as well as the support we received fully met our high manufacturing standards. The EPIK700’s cost of ownership advantage will help reduce our cost per wafera highly attractive platform for our future capacity expansions.”  - Dr. MJ Jou, President

1  Aligning FAST-ALD Technology for Near and Longer-Term Market Growth Opportunities Engaged with Key Customer on 6G-H Process Development;  2015 Ramp Opportunity   OLED Mobile  Encapsulation $300-500M TAM Sell 3.5G FAST-ALD System to  OLED Panel Makers Lab Tool On-Line by Q1’15 2 OLED Display Encapsulation >$200M TAM 3  Market Validation  for New Applications Semiconductor & Other >$200M TAM

On-Track for Profitable Growth in 2015 Goal to be EBITDA Profitable in Every Quarter of 2015 Develop and launch game changing new products  EPIK700 and FAST-ALD to drive growth in 2015 GM Goal >40%   Streamlining initiatives to  improve profitabilityOPEX below $40M by Q1’15  Improve customers’ CoO and our gross margins Drive process improvement initiatives and lower expenses

Q&A Session

Reconciliation Tables

Q3 2014 GAAP-Non-GAAP Reconciliation NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States ("GAAP"), and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITDA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITDA reports baseline performance and thus provides useful information.

Q4 2014 GAAP-Non-GAAP Guidance Reconciliation NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States ("GAAP"), and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITDA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITDA reports baseline performance and thus provides useful information.